Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information

Robin Weinberg

212-840-0008

ir@soundview.com

JOHN CHALSTY APPOINTED TO BOARD OF DIRECTORS OF SOUNDVIEW

Old Greenwich, CT, September 12, 2003 – SoundView Technology Group, Inc. (NASDAQ: SNDV), parent of SoundView Technology Corporation, a research-driven securities firm, today announced that John Chalsty has been appointed to its Board of Directors.  Mr. Chalsty fills the board seat which was opened by the resignation of Ed Fleischman.

Mr. Chalsty was the Former Chairman and CEO of Donaldson, Lufkin & Jenrette and is currently Chairman of Silvercrest Asset Management Group LLC’s six person advisory board.  Silvercrest is a $2.5 billion asset management firm established last year by a group of investment professionals from Donaldson, Lufkin & Jenrette’s asset management group. He is also the Chairman and Principal of Muirfield Capital Management LLC, a private hedge fund investment firm established by another DLJ veteran, investment banker Geoffrey Stern.

“We were extremely pleased to be able to bring someone with John’s background on to the SoundView Board” said CEO Mark Loehr.  “John brings a wealth of business building experience to SoundView at a time where we are looking to broaden our business base, particularly through expanding our strong research product”.

 During his 31-year career at DLJ, Mr. Chalsty held a wide range of positions including Director of Research and head of investment banking. He was elected President and Chief Executive Officer of the firm in 1986 and was named Chairman of DLJ’s Board of Directors in February 1996, and continued to serve as Chairman until DLJ was acquired by CS/First Boston in November 2000. During Mr. Chalsty’s 12-year tenure as CEO, DLJ grew from a mid-sized financial services organization to one of the country’s most successful investment banking firms.

Mr. Chalsty was Vice Chairman of the New York Stock Exchange from 1990 to 1994 and a director of the NYSE from 1988 to 1994. He is a member and past President and Director of the New York Society of Security Analysts and a member and past Director of the Financial Analysts Federation.

Mr. Chalsty also serves on the following corporate boards: AXA Financial, Inc., Occidental Petroleum Corporation, Sappi Ltd., Metromedia International Group, Inc., Metromedia Fiber Network, Inc. and Creditex.

About SoundView Technology Group, Inc.

SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corp, a research-driven securities firm focused on technology and other growth sectors.  SoundView’s services include institutional sales & trading, investment banking, M&A, and venture capital.  SoundView produces comprehensive sell-side equity research on approximately 240 companies. For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

The statements in this news release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements preceded by, followed by, or that include the words “believe,” “position,” “continue” and “committed,” or similar expressions typically constitute “forward-looking statements.”  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity, the effect of proposed new regulations relating to equity stock analysts and the climate for venture capital investing, as well as those identified in the periodic reports filed by SoundView Technology Group from time to time with the Securities and Exchange Commission.

# # #